EXHIBIT 1.02

Apple Inc.

Conflict Minerals Report

Introduction

This Report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2013.

This Report relates to the process undertaken for Apple products that were manufactured, or contracted to be manufactured, during calendar 2013 and that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, and tungsten (collectively, the “Subject Minerals”).

These products are Apple’s iPhone, iPad, Mac, iPod, Apple TV, displays, and accessories. Third-party products that Apple retails but that it does not manufacture or contract to manufacture are outside of the scope of this Report.

Apple’s Conflict Minerals Program

The ethical sourcing of minerals is an important part of Apple’s mission to ensure safe and fair working conditions in its supply chain. Apple is determined to use “conflict free” minerals in its products.

Apple began investigating the uses of tantalum, tin, tungsten, and gold in its products in 2009. In 2010, Apple became one of the first companies to begin mapping its supply chain to the smelter or refiner level, in order to identify the smelters and refiners its suppliers use and to understand potential entry points into its supply chain for tantalum, tin, tungsten, and gold.

Rather than simply funneling its demand through a limited number of verified smelters or those that are not sourcing in the Democratic Republic of the Congo (“DRC”) or adjoining countries, Apple is focused on expanding the verified smelter and refiner base. Apple believes the best way to impact human rights abuses on the ground in the DRC is to have a critical mass of smelters verified as conflict-free, so that demand from other questionable sources is reduced. Apple is pushing smelters and refiners to comply with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or equivalent independent third-party audit programs, and Apple is holding accountable the smelters and refiners in its supply chain by publishing their names, countries, and CFSP participation status. In February 2014, Apple announced that all tantalum smelters in its supply chain had been designated “conflict free” by the CFSP or an equivalent independent third-party audit program. Apple is also continuing to increase the number of verified smelters and refiners for tin, tungsten and gold, and the majority of the smelters and refiners in Apple’s supply chain are either designated “conflict free” by the CFSP or an equivalent independent third-party audit program or are undergoing conflict minerals audits. Apple will keep up the pressure until all unaudited smelters and refiners are either certified or removed from Apple’s supply chain.

To drive economic development and create opportunities to source “conflict free” minerals from the DRC and adjoining countries, Apple has provided financial support for in-region programs, including the Conflict-Free Tin Initiative, KEMET’s Partnership for Social and Economic Sustainability, Solutions for Hope, and the Public-Private Alliance for Responsible Minerals Trade. Apple is also working with other non-governmental organizations, trade groups, government agencies, and others to promote change.

Apple requires all of its suppliers to adhere to its conflict minerals policy and supplier code of conduct. This policy and code of conduct are on Apple’s website, along with Apple’s annual supplier responsibility progress reports. Apple expects its suppliers to implement policies and due diligence measures in accordance with its conflict minerals standards, and the suppliers are required to make their polices available to Apple. If a supplier fails to comply with Apple’s conflict minerals policy, Apple will take measures up to and including termination of its relationship with the supplier.

Understanding Sources of Minerals

In order to understand the sources of the Subject Minerals used in its complex and multi-tiered supply chain, Apple has implemented an extensive survey program. Apple’s conflict minerals policy requires that all of its suppliers map their supply chains through all levels down to the smelters and refiners and report the results to Apple. Accordingly, between 2010 and 2013, Apple surveyed more than 400 suppliers.

Apple worked to verify the smelters and refiners that its suppliers reported by, among other things, making in-person site visits, engaging third-party investigators, and collaborating with industry partners. Apple has identified to date 205 different smelters and refiners of Subject Minerals for 2013. Apple continues to work with suppliers throughout its supply chain to re-validate, improve, and refine their reported information, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.

Due Diligence

Design of Due Diligence

Apple designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten and gold. Apple believes that auditing smelters and refiners through the CFSP or equivalent independent third-party audit programs provides a reasonable basis for determining if the smelters and refiners process minerals originating from “conflict free” sources.

Due Diligence Measures Performed

Based on its assessment of survey responses received from suppliers, Apple implemented due diligence measures with approximately 400 survey respondents that reported use of Subject Minerals. These due diligence measures included engaging directly with smelters and refiners to drive them to comply with the CFSP or equivalent third-party audit program. Apple personnel also conducted on-site visits of smelters and refiners, and established action plans with particular smelters and refiners, to prepare for and undergo conflict mineral audits.

Apple also directed its suppliers to ensure that their smelters and refiners undergo audits to verify compliance with the CFSP or equivalent audit program. Where particular smelters or refiners were unwilling to engage with Apple or seek compliance with the CFSP or equivalent independent third-party audit programs, Apple required its suppliers to terminate their relationships with those smelters and refiners.

Risk Mitigation and Future Due Diligence Measures

Apple will keep improving its due diligence measures by taking the following steps, among others:

•	Continuing to drive suppliers to ensure that their smelters and refiners obtain a “conflict free” designation from an independent third-party auditor of Subject Minerals;

•	Continuing to pressure smelters and refiners directly to become verified as having “conflict free” sources of Subject Minerals, or have them removed from Apple’s supply chain; and

•	Continuing to drive its suppliers to obtain current, accurate, and complete information about their smelters and refiners of Subject Minerals.

Determination

Based on the information provided by Apple’s suppliers and its own due diligence efforts with known smelters and refiners through December 31, 2013, Apple believes that the facilities used to process the Subject Minerals in Apple products include the smelters and refiners listed in Annex I below.

Based on its due diligence efforts, Apple does not have sufficient information to conclusively determine the country of origin of the Subject Minerals in its products or whether the Subject Minerals are from recycled or scrap sources. However, based on the information provided by Apple’s suppliers, smelters, and refiners, as well as from other sources, Apple believes that the countries of origin of the Subject Minerals contained in its products include the countries listed in Annex II below, as well as recycled and scrap sources.

Of the 205 smelters and refiners of Subject Minerals identified for calendar 2013, 21 smelters and refiners were identified as sources of Subject Minerals from the DRC or adjoining countries. Of these 21, 17 were found CFSP-compliant. The 4 remaining smelters and refiners have not yet undertaken a third-party audit. Apple commissioned a third-party review of publicly available information and found no reasonable basis for concluding that any of these smelters and refiners sourced Subject Minerals that directly or indirectly finance or benefit armed groups. Apple will continue to drive these 4 smelters and refiners to become CFSP-compliant or, if necessary, will require its suppliers to remove them from its supply chain.

Apple has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Apple’s conflict minerals policies, may affect Apple’s future determinations under Rule 13p-1.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	AIDA Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Minercao	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	Caridad	Mexico
Gold	Cendres & Metaux SA	Switzerland
Gold	Chimet SpA	Italy
Gold	Chugai Mining Co., Ltd.	Japan
Gold	Codelco	Chile
Gold	DOWA	Japan
Gold	ECO-System Recycling Co., LTD.	Japan
Gold	FSE Novosibirsk Refinery	Russia
Gold	Guangdong Jinding Gold Ltd.	China
Gold	Hangzhou the Fuchun River Smelting Co., Ltd.	China
Gold	Heimerle and Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Industry Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Johnson Matthey Inc.	United States

Gold	Johnson Matthey Ltd.	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC UralElectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd	Japan
Gold	Kazzinc Ltd.	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgzaltyn JSC	Kyrgyzstan
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery	China
Gold	LS-Nikko Copper Inc.	Republic of Korea
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Metalor Technologies (Hong Kong) Ltd	China
Gold	Metalor Technologies Ltd. (Suzhou)	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor Technologies Singapore Pte Ltd	Singapore
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corp.	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining & Metallurgy Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohio Precious Metals	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” - (OJSC Krastvetmet)	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	Pamp SA	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada

Gold	Sabin Metal Corp.	United States
Gold	Samwon Metals Corp.	Republic of Korea
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyeria Plateria, S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold & Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Holdings Co., Ltd	China
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Xstrata Canada Corp.	Canada
Gold	Yantai Guoda Safina High-Advanced Refining Co. Ltd.	China
Gold	Yokohama Metal Co. Ltd	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Conghua Tantalum and Niobium Smeltery	China
Tantalum	Duoluoshan	China
Tantalum	Exotech, Inc.	United States
Tantalum	F&X	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals	United States
Tantalum	H.C. Starck Gmbh	Germany
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
Tantalum	JiuJiang Tanbre Co. Ltd.	China
Tantalum	Kemet Blue Powder	United States

Tantalum	Metallurgical Products India Pvt Ltd.	India
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee	Austria
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Shanghai Jiangxi Metals Co., Ltd	China
Tantalum	Solikamsk Metal Works	Russia
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Tin	China Rare Metal Material Co., Ltd.	China
Tin	China Tin Group	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia SA	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	China
Tin	Huichang Jinshunda Tin Co., Ltd	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil

Tin	Malaysia Smelting Corporation	Malaysia
Tin	Melt Metais e Ligas Ltda.	Brazil
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minmetals Ganzhou Tin Co., Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corp.	Japan
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	OMSA	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahetra	Indonesia
Tin	PT Billi Tin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di Multindo	Indonesia
Tin	PT HP Metals of Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah	Indonesia

Tin	PT Timah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung Business Co., Ltd.	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	THAISARCO	Thailand
Tin	VQB Mineral and Trading Group Joint Stock Co.	Vietnam
Tin	White Solder Metalurgia	Brazil
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ATI Tungsten Materials	United States
Tungsten	Chaozhou Xianglu Tungsten lndustry Co. Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co. Ltd	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	FuJian JinXin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co. Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hunan Chenzhou Mining Group Co	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Inc.	United States
Tungsten	Tejing (Vietnam) Tungsten Co. Ltd	Germany
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Co., CJSC	Russia
Tungsten	Xiamen Tungsten (H.C.) Co. Ltd	China
Tungsten	Xiamen Tungsten Co. Ltd	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd	China

ANNEX II

Angola

Argentina

Australia

Austria

Belgium

Bolivia

Brazil

Burundi

Central African Republic

Chile

China

Colombia

Côte D’Ivoire

Czech Republic

Democratic Republic of the Congo

Djibouti

Egypt

Estonia

Ethiopia

France

Germany

Guyana

India

Indonesia

Ireland

Israel

Japan

Kenya

Laos

Luxembourg

Madagascar

Malaysia

Mongolia

Mozambique

Myanmar

Netherlands

Nigeria

Peru

Portugal

Republic of Congo

Republic of Korea

Russia

Rwanda

Sierra Leone

Singapore

South Africa

South Sudan

Suriname

Switzerland

Tanzania

Thailand

Uganda

United Kingdom

United States

Zambia

Zimbabwe